EXHIBIT 99.2

EARNINGS RELEASE DATED AUGUST 6, 2003

SOURCECORPTM REPORTS 2003 SECOND QUARTER RESULTS

DALLAS, August 6, 2003 – SOURCECORPTM (Nasdaq: SRCP), one of the nation’s leading providers of business process outsourcing solutions, today reported 2003 second quarter revenue of $101.8 million and diluted earnings per share of $.35.

Second Quarter Summary

Ed H. Bowman, Jr., President and CEO of SOURCECORP said, “SOURCECORP’s second quarter revenue and earnings per share were within the range of financial guidance last provided in May.

“The Company closed sales during the second quarter anticipated to produce total revenue of approximately $35.4 million, including amounts that the Company expects to recognize in future years.  These new sales included five large sales, each for more than $1 million in total expected revenue, one of which was with a new customer. ”

Mr. Bowman added, “We continue to execute the business plans we established for 2003.  During the second quarter, we added seasoned national account sales personnel and made solid progress with our technology initiatives.  We have now deployed 16 of the 23 high-speed scanners in our service centers to be implemented during 2003.  Additionally, our optical character recognition system roll out is progressing as planned.  All of these initiatives are important components of our efforts to best position the Company for growth during 2004.”

Summary of Financial Highlights

(in $ millions, except for earnings per share data)

	Q2 2003	Q2 2002	Change

Revenue	$101.8	$105.8	-3.8%

Operating Income	$10.1	$14.0	-27.8%

Net Income	$5.7	$7.5	-24.6%

Diluted EPS	$.35	$.42	-16.7%

The Company produced cash flow from operations of $29.4 million during the second quarter of 2003, an increase of approximately 131 percent from the second quarter of 2002.  Also, days sales outstanding during the second quarter decreased from the first quarter of 2003 by 3 business days to 43 business days, within the Company’s expected range.  As of June 30, the Company’s debt to total capital ratio was approximately 20.4 percent and the outstanding balance on the Company’s credit facility was reduced to $76.6 million.

During the second quarter, the Company acquired approximately 304,000 shares at an average cost of $17.57 pursuant to its previously announced stock repurchase program, which resulted in earnings per share accretion of approximately two cents during the quarter.

Company Financial Outlook

For 2003, the Company is maintaining its previous earnings per share guidance provided in May and is tightening its 2003 full year revenue range due to improved visibility for the second half of the year, particularly with the expected mix of project versus recurring revenue.  The Company’s updated guidance is summarized as follows:

•                  Full year, 2003 revenue and earnings per share is anticipated to be approximately $415 to $425 million and $1.60 to $1.75, respectively.

This guidance includes the expected impact of 1) the Q3 start of two significant Legal Claims Administration projects delayed from Q2; 2) closing the sale on a large Legal Claims Administration project expected to start late Q3 with primary contribution during Q4; and 3) anticipated overall revenue increases and cost-savings as the Company’s expanding investments in, and results from, sales resources and technology gain traction during the second half of the year.

ABOUT SOURCECORPTM

SOURCECORP, Incorporated provides business process outsourcing solutions to clients throughout the U.S.  SOURCECORP focuses on business processes in information-intensive industries including healthcare, legal, financial services, government and transportation & logistics.  Headquartered in Dallas, the Company has offices in 24 states and operates in approximately 40 states, Washington D.C., Mexico and both domestically and far offshore through alliances.

SOURCECORP is a component of both the S&P SmallCap 600 Index and the Russell 2000 Index.  The Company has been cited among the Top 100 Hot Growth Companies by BusinessWeek magazine. SOURCECORP has also been recognized twice by Forbes magazine as one of the 200 Best Small Companies, based on return equity, sales growth, and EPS growth, and by FORTUNE magazine as one of America’s 100 Fastest Growing Public Companies. For more information about SOURCECORP’s solutions, including case-study examples, visit the SOURCECORP website at www.srcp.com.

The statements in this press release, which are not historical fact, are forward-looking statements that involve risks and uncertainties, which could cause actual results to differ materially from such forward-looking statements.  These forward-looking statements include, but are not limited to, any financial estimates and projections included in this press release and the Company disclaims any intention or obligation to update or revise such estimates or forecasts, except as required by law.  The aforementioned risks and uncertainties include, but are not limited to, the risks of integrating our operating companies, of managing our growth, of the timing and magnitude of technological advances, of legal and regulatory changes that could impact our ability to deliver our services, of the occurrences of future events that could diminish our existing customers’ needs for our services, of a change in the degree to which companies continue to outsource business processes, of the impact to margins resulting from a change in revenue mix as well as the risks detailed in SOURCECORP’s filings with the Securities and Exchange Commission, including without limitation, those detailed under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K.  SOURCECORP disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:	Barry Edwards, EVP & Chief Financial Officer: 214.740.6690
Lon Baugh, Director, Investor Relations: 214.740.6683

SOURCECORP™

CONSOLIDATED STATEMENTS OF OPERATIONS

In Thousands (Except Earnings Per Share)

(Unaudited)

	Three Months Ended
	June 30, 2003	March 31, 2003
	Actual	Actual

Total Revenue	$101,770	$109,525
Cost of Services	61,647	64,512
Depreciation	3,467	3,536
Gross Profit	36,656	41,477
SG&A	26,479	26,433
Amortization	88	89
Operating Income	10,089	14,955
Other (income) expense	661	1,324
Income before Income taxes	9,428	13,631
Provision for income taxes	3,771	5,452
Net Income	$5,657	$8,179

Weighted Avg. Shares
Basic	16,319	17,205
Diluted	16,381	17,226

Earnings Per Share
Basic	$0.35	$0.48
Diluted	$0.35	$0.47

SOURCECORP™

CONSOLIDATED STATEMENTS OF OPERATIONS

In Thousands (Except Earnings Per Share)

(Unaudited)

	Three Months Ended June 30,
	2003	2002
	Actual	Actual

Total Revenue	$101,770	$105,787
Cost of Services	61,647	63,332
Depreciation	3,467	3,644
Gross Profit	36,656	38,811
SG&A	26,479	24,754
Amortization	88	89
Operating Income	10,089	13,968
Other (income) expense	661	1,863
Income before income taxes	9,428	12,105
Provision for income taxes	3,771	4,600
Net Income	$5,657	$7,505

Weighted Avg. Shares
Basic	16,319	17,304
Diluted	16,381	17,887

Earnings Per Share
Basic	$0.35	$0.43
Diluted	$0.35	$0.42

SOURCECORP™

CONSOLIDATED STATEMENTS OF OPERATIONS

In Thousands (Except Earnings Per Share)

(Unaudited)

	Six Months Ended June 30,
	2003	2002
	Actual	Actual

Total Revenue	$211,295	$209,071
Cost of Services	126,159	125,533
Depreciation	7,003	7,094
Gross Profit	78,133	76,444
SG&A	52,912	51,028
Amortization	177	178
Operating Income	25,044	25,238
Other (income) expense	1,985	3,450
Income before income taxes	23,059	21,788
Provision for income taxes	9,223	8,280
Net Income	$13,836	$13,508

Weighted Avg. Shares
Basic	16,762	17,300
Diluted	16,804	17,854

Earnings Per Share
Basic	$0.83	$0.78
Diluted	$0.82	$0.76

SOURCECORP™

CONSOLIDATED BALANCE SHEETS

In Thousands

(Unaudited)

	June 30, 2003	December 31, 2002
ASSETS

CURRENT ASSETS
Cash	$2,722	$3,217
Accounts receivable (net)	71,136	78,834
Deferred tax asset	7,609	9,012
Other current	5,641	6,247
Total current assets	87,108	97,310

Property, plant & equipment (net)	40,128	40,575
Goodwill and other intangibles (net)	325,645	321,340
Other noncurrent	9,596	8,382

Total Assets	$462,477	$467,607

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$60,128	$58,029
Current maturities of long-term obligations	189	113
Income taxes payable	6,409	180
Total current liabilities	66,726	58,322

Long-term debt	76,448	89,640
Deferred taxes and other long-term liabilities	20,548	16,969

Total Liabilities	163,722	164,931

STOCKHOLDERS’ EQUITY
Common stock	163	175
Additional paid-in-capital	195,425	206,843
Treasury stock	(982)	(982)
Deferred compensation	(2,859)	0
Other comprehensive loss	0	(329)
Retained earnings	107,008	96,969
Total stockholders’ equity	298,755	302,676

Total liabilities and stockholders’ equity	$462,477	$467,607

SOURCECORP™

CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

(Unaudited)

	Six Months Ended June 30,
	2003	2002

Net Income	$13,836	$13,508

Adjustments to reconcile net income to cash provided by operating activities

Depreciation and amortization	7,180	7,272
Deferred tax provision	4,023	3,390
Compensation expense on restricted stock grants	91	0
(Gain)/loss on sale of property, plant and equipment	(344)	125
Changes in working capital	15,454	(819)

Net cash provided by operating activities	40,240	23,476

Net cash used for investing activities	(9,193)	(23,126)

Net cash used for financing activities	(31,542)	(3,743)

Net decrease in cash and cash equivalents	(495)	(3,393)

Cash and cash equivalents, beginning of period	3,217	7,182

Cash and cash equivalents, end of period	$2,722	$3,789